Exhibit 99.1

First M&F Corp. Investor Information

CONTACT:  John G. Copeland
                       EVP & Chief Financial Officer
                       (662) 289-8594

January 19, 2006

FOR IMMEDIATE RELEASE

First M&F Corp. reports fourth quarter 2005 earnings

KOSCIUSKO, Miss. - First M&F Corp. (NASDAQ: FMFC) reported today that net income for the quarter ended December 31, 2005 was $3.065 million, or $.68 basic and diluted earnings per share, compared to $2.640 million, or $.58 basic and diluted earnings per share for the fourth quarter of 2004.

          Net income for 2005 was $12.592 million, or $2.80 basic and $2.79 diluted per share, compared to $10.775 million, or $2.37 basic and $2.36 diluted per share for 2004.

          For the fourth quarter of 2005 the annualized return on assets was .98%, while return on equity was 10.45%. Comparatively, the return on assets for the fourth quarter of 2004 was .93%, with a return on equity of 9.34%. The return on assets for 2005 was 1.04% while the return on equity was 10.88%.

          “We are very pleased with our year-to-date results,” said Hugh S. Potts, Jr., Chairman and CEO. Potts added, “In 2005 First M&F accomplished through the efforts of our associates and the confidence of our clients notable improvement in earnings per share and virtually all performance ratios, while growing the company approximately 11% for the year. In 2005 loans grew 12% over the previous year and deposits grew 11%. Earnings, year-to-year, improved almost 17% and earnings per share were up over 18%. In June, the Board increased our dividend 4%. Finally, the fourth quarter saw a continuing trend in consistent asset quality improvement….all in all a very encouraging and rewarding performance.”

          Mr. Potts further commented, “Patience and discipline allowed First M&F to enter into two pending acquisitions which will open doors of opportunity in the first quarter for continued momentum and growth. Execution of our business plan, a disciplined focus on results and sensitivity to customer needs and market dynamics are the keys to an exciting year in 2006.”

Net Interest Income

          Net interest income was up by 10.51% compared to the fourth quarter of 2004, with the net interest margin increasing to 4.26% in the fourth quarter of 2005 from 4.25% in the fourth quarter of 2004. The net interest margin for the third quarter of 2005 was 4.15% as compared to 4.17% for the second quarter and 4.13% for the first quarter of 2005. Loan yields increased to 6.99% in the fourth quarter of 2005 from 6.33% in the fourth quarter of 2004 while deposit costs increased to 2.47% from 1.74% for the same periods. Loans outstanding increased by 12.08% and deposits increased by 10.99% from December 31, 2004 to December 31, 2005. The primary factors in the improvement in net interest income were (1) strong loan demand through the first three quarters of 2005 resulting in growth in loans outstanding year-over-year, which improved interest revenues and (2) the growth in non-interest bearing deposits, which reduced the Company’s dependence on interest-bearing sources of funding. Earning asset yields were 6.62% for the fourth quarter of 2005, 6.38% for the third quarter of 2005 and 6.05% for the fourth quarter of 2004. Liability costs for the same periods were 2.76%, 2.57% and 2.10%. Management believes that yields and costs will increase as a result of the Federal Reserve’s efforts to raise the Fed funds target rate, which was at 4.25% at December 31, 2005 as compared to 2.25% at December 31, 2004. The prime rate on loans increased from 5.25% at the end of 2004 to 7.25% at the end of 2005. However, loans still grew by .84% during the fourth quarter of 2005 as compared to .68% during the fourth quarter of 2004 after experiencing excellent growth during the third quarters of both years. Management has focused and will continue to focus on core deposit growth going into 2006 to offset the influence that rising short-term rates and a flattening yield curve are expected to have on the cost of funds. Loans as a percentage of assets were 73.65% at December 31, 2005 as compared to 74.21% at September 30, 2005 and 72.85% at December 31, 2004.

Noninterest Revenues

          Noninterest revenues, excluding securities transactions, increased by 4.98% for the fourth quarter of 2005 over the fourth quarter of 2004. Deposit revenues increased by 20.33% over the fourth quarter of 2004, with overdraft charges providing the majority of the growth. Mortgage revenues increased by 37.79% in the fourth quarter of 2005 as compared to 2004 as the number of originators increased and mortgage rates for the fourth quarter decreased from the rising-rate trend that had occurred through the first three quarters of 2005. Agency commissions were down by 2.11% for the fourth quarter of 2005 as compared to 2004. Other income for the fourth quarter of 2005 included $252 thousand in losses on sales of foreclosed properties and losses of $76 thousand on sales of loans.

Noninterest Expenses

          Noninterest expenses increased by 7.54% for the fourth quarter of 2005 as compared to the same period in 2004. Salaries and benefits were up by 11.23% and occupancy expenses were up by 10.08% as the Company continued to expand in number of locations and staff. Expansion efforts during the fourth quarter of 2004 and for 2005 included a full-service branch opened in Olive Branch in November 2004, a full-service office opened in Jackson in December 2004 and a full-service branch opened in Southaven in September 2005. The number of full-time equivalent employees increased from 459 at December 31, 2004 to 472 at December 31, 2005.

Credit Quality

          Annualized net loan charge-offs as a percent of average loans for the fourth quarter of 2005 were .28% as compared to .94% for the comparable period in 2004. Net loan charge-offs as a percent of average loans were .26% for the year 2005 as compared to .58% for 2004. Non-accrual and 90-day past due loans as a percent of total loans were .20% at December 31, 2005 as compared to .47% at the end of 2004. The allowance for loan losses as a percentage of loans was 1.33% at December 31, 2005 as compared to 1.40% at December 31, 2004.

Balance Sheet

          Total assets at December 31, 2005 were $1.267 billion as compared to $1.143 billion at the end of 2004. Total loans were $933.080 million as compared to $832.486 million at the end of 2004. Deposits were $973.671 million as compared to $877.264 million at the end of 2004. Total capital was $117.377 million or $ 26.11 in book value per share at December 31, 2005.

Capital

          The Company did not repurchase any shares of common stock during the third and fourth quarters of 2005, repurchased 10,000 shares during the second quarter of 2005 at an average price of $34.74 and purchased 10,000 shares during the first quarter of 2005 at an average price of $33.23 per share. Capital was increased in the third quarter of 2005 by stock option exercises of 2,000 shares at an average price of $26.60, in the second quarter of 2005 by stock option exercises of 1,500 shares at an average price of $26.45 per share and in the first quarter of 2005 by stock option exercises of 2,500 shares at an average price of $26.60 per share. The current repurchase program allows purchases of up to 10,000 shares per month through May 2006. Average capital as a percentage of average assets was 9.37% for the fourth quarter of 2005 as compared to 9.93% for the fourth quarter of 2004.

Stock-Based Compensation

          On July 1, 2005 the Company adopted FASB Statement No. 123R, Share-Based Payment. The Company is using the modified prospective method of transition and recognized $10 thousand of compensation expense related to stock options during 2005 that it would not have recognized under the intrinsic value method. The Company also recognized $86 thousand of compensation expense in 2005 related to restricted stock awards that were granted in August and December of 2005.

Pending Acquisitions

          On October 12, 2005 the Company announced the signing of definitive agreements to acquire Columbiana Bancshares of Columbiana, Alabama and Crockett County Bancshares of Bells, Tennessee. Columbiana Bancshares is the parent of the First National Bank of Shelby County which has total assets of approximately $185 million. Crockett County Bancshares is the parent of Bells Banking Company which has approximately $31 million in assets. The acquisitions will both be made for cash and are expected to close during the first quarter of 2006.

About First M&F Corporation

          First M&F Corp., the parent of M&F Bank, is committed to proceed with its mission of making the mid-south better by exceeding expectations everyday in 22 communities in Mississippi and Tennessee.

Caution Concerning Forward-Looking Statements

This document includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in First M&F Corporation’s filings with the Securities and Exchange Commission.

First M&F Corporation
Condensed Consolidated Statements of Condition (Unaudited)
(In thousands, except share data)

	December 31 2005	December 31 2004

Cash and due from banks	56,398	40,376
Interest bearing bank balances	3,021	5,105
Federal funds sold	3,700	3,550
Securities available for sale (cost of $186,242 and $172,808)	185,071	175,654
Loans held for sale	5,704	12,236
Loans	933,080	832,486
Allowance for loan losses	12,449	11,619

Net loans	920,631	820,867
Bank premises and equipment	29,420	26,497
Accrued interest receivable	9,101	7,126
Other real estate	2,544	2,816
Goodwill	16,348	16,348
Other intangible assets	358	413
Other assets	34,822	31,724

Total assets	1,267,118	1,142,712
Non-interest bearing deposits	164,189	137,728
Interest bearing deposits	809,482	739,536

Total deposits	973,671	877,264
Federal funds and repurchase agreements	18,062	16,808
Other borrowings	148,534	128,838
Accrued interest payable	2,717	1,728
Other liabilities	6,736	5,605

Total liabilities	1,149,720	1,030,243
Noncontrolling interest in subsidiaries	21	1
Common stock, 4,495,159 and 4,506,159 shares issued & outstanding	22,476	22,531
Additional paid-in capital	29,340	29,587
Nonvested restricted stock awards	86	—
Retained earnings	68,058	60,113
Accumulated other comprehensive income	(2,583)	237

Total equity	117,377	112,468

Total liabilities & equity	1,267,118	1,142,712

First M&F Corporation and Subsidiary
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except share data)

	Three Months Ended Dec 31		Twelve Months Ended Dec 31

	2005	2004	2005	2004

Interest and fees on loans	16,354	13,366	59,022	50,053
Interest on loans held for sale	61	64	421	374
Taxable investments	1,503	1,299	5,797	5,439
Tax exempt investments	498	537	2,024	2,212
Federal funds sold	15	13	194	113
Interest bearing bank balances	55	27	214	98

Total interest income	18,486	15,306	67,672	58,289
Interest on deposits	4,986	3,120	17,728	11,736
Interest on fed funds and repurchase agreements	224	200	776	664
Interest on other borrowings	1,501	1,331	4,680	4,650

Total interest expense	6,711	4,651	23,184	17,050

Net interest income	11,775	10,655	44,488	41,239
Provision for possible loan losses	690	1,272	3,146	5,351

Net interest income after loan loss	11,085	9,383	41,342	35,888
Service charges on deposits	2,184	1,815	8,475	7,545
Mortgage banking income	237	172	820	802
Agency commission income	928	948	3,910	3,822
Fiduciary and brokerage income	132	111	484	433
Other income	358	611	2,736	2,521
Gains (losses) on AFS investments	(24)	0	(24)	46

Total noninterest income	3,815	3,657	16,401	15,169
Salaries and employee benefits	6,030	5,421	22,738	20,688
Net occupancy expense	687	605	2,544	2,304
Equipment expenses	654	640	2,552	2,544
Software and processing expenses	289	352	1,144	1,325
Intangible asset amortization	14	14	55	76
Other expenses	2,696	2,610	10,108	10,057

Total noninterest expense	10,370	9,642	39,141	36,994

Net income before taxes	4,530	3,398	18,602	14,063
Income taxes	1,465	919	6,004	4,075
Noncontrolling interest in earnings (losses) of
subsidiaries, net of income taxes of $0, $95, $4 and $468	—	(161)	6	(787)

Net income	3,065	2,640	12,592	10,775
Weighted average shares (basic)	4,492,224	4,515,450	4,495,030	4,542,213
Weighted average shares (diluted)	4,503,222	4,538,713	4,504,601	4,559,108
Basic earnings per share	$0.68	$0.58	$2.80	$2.37
Diluted earnings per share	$0.68	$0.58	$2.79	$2.36

Return on assets (annualized)	0.98%	0.93%	1.04%	0.97%
Return on equity (annualized)	10.45%	9.34%	10.88%	9.62%
Efficiency ratio	65.20%	65.80%	62.96%	63.99%
Net interest margin (annualized, tax-equivalent)	4.26%	4.25%	4.18%	4.23%
Net charge-offs to average loans (annualized)	0.28%	0.94%	0.26%	0.58%
Nonaccrual and 90 day accruing loans to total loans	0.20%	0.47%	0.20%	0.47%

First M&F Corporation
Financial Highlights

	QTD Ended December 31 2005	QTD Ended September 30 2005	QTD Ended June 30 2005	QTD Ended March 31 2005

Per Common Share (diluted):
Net income	0.68	0.73	0.67	0.71
Cash dividends paid	0.26	0.26	0.26	0.25
Book value	26.11	25.86	25.60	25.08
Closing stock price	33.71	35.25	34.23	34.13
Loan Portfolio Composition: (in thousands)
Commercial, financial and agricultural	151,599	164,646	150,280	130,732
Non-residential real estate	509,986	483,341	446,433	431,286
Residential real estate	201,086	205,235	208,730	214,965
Home equity loans	26,080	27,181	25,627	25,832
Consumer loans	41,457	42,090	41,919	43,869
Other loans	2,872	2,790	2,897	2,834

Total loans	933,080	925,283	875,886	849,518
Deposit Composition: (in thousands)
Noninterest-bearing deposits	164,189	147,952	135,974	136,131
NOW deposits	192,792	204,732	210,411	228,440
MMDA deposits	115,509	126,144	133,236	124,984
Savings deposits	82,512	82,341	84,278	87,250
Certificates of deposit under $100,000	224,461	218,247	213,479	209,026
Certificates of deposit $100,000 and over	173,374	159,706	165,975	164,739
Brokered certificates of deposit	20,834	11,027	10,994	10,304

Total deposits	973,671	950,149	954,347	960,874
Nonperforming Assets: (in thousands)
Nonaccrual loans	1,403	1,355	1,996	2,083
Accruing loans past due 90 days or more	510	685	583	917

Total nonperforming loans	1,913	2,040	2,579	3,000
Other real estate	2,544	2,730	2,643	3,428

Total nonperforming assets	4,457	4,770	5,222	6,428
Total nonperforming assets to assets ratio	0.35%	0.38%	0.43%	0.54%
Allowance For Loan Loss Activity: (in thousands)
Beginning balance	12,410	12,274	11,776	11,619
Provision for loan loss	690	767	818	871
Charge-offs	(866)	(815)	(537)	(855)
Recoveries	215	184	217	141

Ending balance	12,449	12,410	12,274	11,776

First M&F Corporation
Financial Highlights

	QTD Ended December 31 2005	QTD Ended September 30 2005	QTD Ended June 30 2005	QTD Ended March 31 2005

Condensed Income Statements: (in thousands)
Interest income	18,486	17,231	16,390	15,565
Interest expense	6,711	6,130	5,455	4,888

Net interest income	11,775	11,101	10,935	10,677
Provision for loan losses	690	767	818	871
Noninterest revenues	3,815	4,466	4,015	4,105
Noninterest expenses	10,370	9,924	9,638	9,209

Net income before taxes	4,530	4,876	4,494	4,702
Income taxes	1,465	1,588	1,446	1,505
Noncontrolling interest	—	4	3	(1)

Net income	3,065	3,284	3,045	3,198
Tax-equivalent net interest income	12,089	11,421	11,254	11,005
Selected Average Balances: (in thousands)
Assets	1,251,128	1,214,792	1,195,352	1,174,035
Loans held for investment	934,368	897,511	860,900	842,999
Earning assets	1,135,701	1,100,461	1,080,740	1,064,936
Deposits	958,390	949,445	957,768	931,005
Equity	117,292	116,444	114,868	114,247
Selected Ratios:
Return on average assets (annualized)	0.98%	1.08%	1.02%	1.09%
Return on average equity (annualized)	10.45%	11.28%	10.60%	11.20%
Average equity to average assets	9.37%	9.59%	9.61%	9.73%
Net interest margin (annualized, tax-equivalent)	4.26%	4.15%	4.17%	4.13%
Efficiency ratio	65.20%	62.46%	63.12%	60.94%
Net charge-offs to average loans (annualized)	0.28%	0.28%	0.15%	0.34%
Nonaccrual and 90 day accruing loans to total loans	0.20%	0.22%	0.29%	0.35%
Price to book (x)	1.29	1.36	1.34	1.36
Price to earnings (x)	12.39	12.07	12.77	12.02

First M&F Corporation
Financial Highlights

Historical Earnings Trends:

	(in thousands)	EPS (diluted)

4Q 2005	3,065	0.68
3Q 2005	3,284	0.73
2Q 2005	3,045	0.67
1Q 2005	3,198	0.71
4Q 2004	2,640	0.58
3Q 2004	2,781	0.61
2Q 2004	2,753	0.60
1Q 2004	2,601	0.57
4Q 2003	2,809	0.61
3Q 2003	2,791	0.60
2Q 2003	2,638	0.57

Revenue Statistics:

	Revenues Per FTE (thousands)	Non-interest Revenues to Ttl. Revenues (percent)	Non-interest Revenues to Avg. Assets (percent)	Contribution Margin (percent)

4Q 2005	33.3	23.99%	1.22%	62.09%
3Q 2005	33.5	28.11%	1.47%	62.48%
2Q 2005	33.0	26.30%	1.34%	63.82%
1Q 2005	32.7	27.17%	1.40%	65.43%
4Q 2004	32.2	24.90%	1.28%	63.01%
3Q 2004	31.5	26.49%	1.39%	63.04%
2Q 2004	31.3	26.22%	1.35%	64.70%
1Q 2004	33.2	27.23%	1.44%	66.13%
4Q 2003	33.1	24.50%	1.31%	68.06%
3Q 2003	34.0	25.96%	1.42%	65.88%
2Q 2003	32.8	25.89%	1.35%	66.51%

Expense Statistics:

	Non-interest Expense to Avg. Assets (percent)	Efficiency Ratio (percent)

4Q 2005	3.32%	65.20%
3Q 2005	3.27%	62.46%
2Q 2005	3.23%	63.12%
1Q 2005	3.14%	60.94%
4Q 2004	3.39%	65.80%
3Q 2004	3.43%	65.41%
2Q 2004	3.26%	63.25%
1Q 2004	3.25%	61.47%
4Q 2003	3.30%	61.69%
3Q 2003	3.44%	62.88%
2Q 2003	3.26%	62.32%

Contribution Margin:

(Tax-equivalent net interest income + noninterest revenues - salaries and benefits)
divided by
(Tax-equivalent net interest income + noninterest revenues)

Efficiency Ratio:

Noninterest expense
divided by
(Tax-equivalent net interest income + noninterest revenues)

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)

	QTD December, 2005		QTD December, 2004

	Average Balance	Yield/Cost	Average Balance	Yield/Cost
(In thousands with yields and costs annualized)

Interest bearing bank balances	2,957	7.47%	3,420	3.10%
Federal funds sold	1,536	3.87%	1,604	3.19%
Taxable investments (amortized cost)	140,641	4.27%	126,789	4.10%
Tax-exempt investments (amortized cost)	49,847	6.38%	52,114	6.57%
Loans held for sale	6,352	3.83%	12,325	2.07%
Loans held for investment	934,368	7.01%	838,155	6.39%

Total earning assets	1,135,701	6.62%	1,034,407	6.05%
Non-earning assets	115,427		103,602

Total average assets	1,251,128		1,138,009
NOW	189,590	1.48%	144,176	0.59%
MMDA	121,868	1.50%	119,734	0.87%
Savings	82,406	2.06%	85,911	1.50%
Certificates of Deposit	413,030	3.30%	367,546	2.53%
Short-term borrowings	21,838	4.11%	26,977	2.98%
Other borrowings	144,510	4.15%	141,383	3.77%

Total interest bearing liabilities	973,242	2.76%	885,727	2.10%
Non-interest bearing deposits	151,497		131,300
Non-interest bearing liabilities	9,097		7,939
Capital	117,292		113,043

Total average liabilities and equity	1,251,128		1,138,009

Net interest spread		3.86%		3.95%
Effect of non-interest bearing deposits		0.38%		0.27%
Effect of leverage		0.02%		0.03%

Net interest margin, tax-equivalent		4.26%		4.25%
Less tax equivalent adjustment:
Investments		0.10%		0.12%
Loans		0.01%		0.01%

Reported book net interest margin		4.15%		4.12%

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)

	YTD December, 2005		YTD December, 2004

	Average Balance	Yield/Cost	Average Balance	Yield/Cost
(In thousands with yields and costs annualized)

Interest bearing bank balances	4,717	4.53%	5,747	1.70%
Federal funds sold	7,566	2.57%	11,449	0.99%
Taxable investments (amortized cost)	139,753	4.15%	131,105	4.15%
Tax-exempt investments (amortized cost)	50,314	6.42%	53,500	6.59%
Loans held for sale	9,085	4.63%	11,967	3.12%
Loans held for investment	884,232	6.68%	794,010	6.31%

Total earning assets	1,095,667	6.29%	1,007,778	5.92%
Non-earning assets	113,387		102,411

Total average assets	1,209,054		1,110,189
NOW	205,207	1.45%	146,213	0.54%
MMDA	125,359	1.31%	134,078	0.84%
Savings	84,282	1.81%	86,758	1.36%
Certificates of Deposit	394,344	2.94%	359,318	2.41%
Short-term borrowings	19,056	4.07%	20,839	3.19%
Other borrowings	117,088	4.00%	118,597	3.92%

Total interest bearing liabilities	945,336	2.45%	865,803	1.97%
Non-interest bearing deposits	140,036		123,773
Non-interest bearing liabilities	7,959		8,618
Capital	115,723		111,995

Total average liabilities and equity	1,209,054		1,110,189

Net interest spread		3.84%		3.95%
Effect of non-interest bearing deposits		0.32%		0.25%
Effect of leverage		0.02%		0.03%

Net interest margin, tax-equivalent		4.18%		4.23%
Less tax equivalent adjustment:
Investments		0.11%		0.13%
Loans		0.01%		0.01%

Reported book net interest margin		4.06%		4.09%